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[LOGO OF JOHN HANCOCK]  John Hancock Life Insurance Company of New York
                        A Stock Company

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                              SUPPLEMENTARY BENEFIT

                            OVERLOAN PROTECTION RIDER
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This rider is attached to and made a part of your policy. It takes effect at the same time as your policy and will remain in force unless it terminates as described in the Termination section below. Should any provisions in the policy conflict with this rider, the provisions of this rider will prevail.

The Life Insured for this benefit is the same person who is the Life Insured under your policy. If this rider is attached to a survivorship policy, the Lives Insured for this benefit will be the same persons who are the Lives Insured under your policy. The name of the Life Insured or, if applicable, the names of the Lives Insured, are shown in the Policy Specifications, Section 1.

If this rider is attached to a variable life insurance policy, some additional provisions will apply as described in the Effect On Your Policy section below.

OVERLOAN PROTECTION BENEFIT

This rider will prevent your policy from lapsing on any Processing Date if Policy Debt equals or exceeds the lesser of (a) or (b), where:

     (a) is the Policy Value multiplied by the Maximum Overloan Trigger Percentage shown in the Policy Specifications, Section 1; and

     (b)  is 99% of the Policy Value minus the Overloan Protection Rider Charge.

If this occurs while this rider is in force and the conditions below have been met, upon your Written Request you may elect to invoke this rider. Once invoked, your Insurance Benefit will then be the greater of (a) or (b), minus (c), where:

     (a) is the Total Face Amount under the policy plus, if applicable, any amount payable under the Return of Premium Death Benefit Rider;

     (b) is the Policy Value multiplied by the Minimum Death Benefit Factor shown in the Table of Rates under Section 2 in your policy; and

     (c)  is any policy indebtedness.

CONDITIONS

Invoking the Overloan Protection Benefit in this rider is subject to the following conditions:

     (a) the Life Insurance Qualification Test elected for the policy must be the Guideline Premium Test. This election is made at the time of policy issue and may not be changed. This election is shown in the Policy Specifications, Section 1;

     (b)  this policy must be in force for at least 15 Policy Years;


06OLPR2                              Page 1                                   NY

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     (c)  the Life Insured must be at least Age 75 but less than the Age at which Monthly Deductions cease and no further premium can be paid under the policy. If this rider is attached to a survivorship policy, the younger Life Insured must be at least Age 75 but less than the Age at which Monthly Deductions cease and no further premium can be paid under the policy, or would have been within these ages if living;

     (d)  Death Benefit Option 1 must be in effect;

     (e) there must be sufficient Policy Value to cover the Overloan Protection Rider Charge described below;

     (f) the Policy Debt must be greater than the sum of the Total Face Amount plus amounts payable under any Supplementary Benefit Riders as a result of the Life Insured's death (or death of the surviving Life Insured if this rider is attached to a survivorship policy), but less than 99.9% of the Policy Value after the deduction of the Overloan Protection Rider Charge from the Policy Value;

     (g)  the policy must not be a Modified Endowment Contract as defined in
          Section 7702A of the Internal Revenue Code of 1986 and invoking this rider must not cause the policy to become a Modified Endowment Contract.

EFFECT ON YOUR POLICY

When the Overloan Protection Benefit in this rider is invoked, coverage under your policy is subject to the stipulations stated below:

     (a) if Death Benefit Option 2 is in effect, your Death Benefit must be changed to Option 1 before you invoke the rider;

     (b) no further changes can be made to the policy, which includes increases or decreases of any kind;

     (c)  no additional premium may be paid;

     (d)  policy loans, withdrawals or surrenders are not allowed;

     (e)  no further Monthly Deductions will be taken;

     (f) any outstanding Policy Debt will remain and interest will continue to be charged at the policy's Loan Interest Charged Rate;

     (g) the policy's Loan Account will continue to be credited with the policy's Loan Interest Credited Rate;

     (h)  policy loan repayments can continue to be made;

     (i) any applicable lapse protection secondary guarantee included in the policy or in any Supplementary Benefit attached to the policy will no longer apply;

     (j) any Supplementary Benefit Rider requiring a Monthly Deduction will automatically be terminated.


06OLPR2                              Page 2                                   NY

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If this rider is attached to a variable life insurance policy, this section of the rider is modified as follows:

          when the Overloan Protection Benefit in this rider is invoked,

          (i) all values in the Investment Accounts will immediately be transferred to the Fixed Account and will continue to grow at the current Fixed Account interest rate. Transfer fees will not apply to these transfers; and

          (ii)  transfers from the Fixed Account will no longer be allowed.

OVERLOAN PROTECTION RIDER CHARGE

There is a one-time charge which is equal to the Policy Value on the date this rider is invoked multiplied by the Overloan Protection Charge Rate. This rate varies based on the Life Insured's Age (or Age of the younger of Lives Insured if this rider is attached to a survivorship policy) on the date the rider is invoked. Maximum Overloan Protection Charge Rates are shown in the Table of Rates, Section 2. There is no charge if the rider is never invoked.

TERMINATION

This rider terminates on the earliest of the following dates:

     (a)  the date the policy terminates;

     (b) the date the Life Insured reaches the age at which Monthly Deductions cease and no further premium can be paid under the policy, or if this rider is attached to a survivorship policy, the date the younger Life Insured reaches the age at which Monthly Deductions cease and no further premium can be paid under the policy, or would have reached that age if living; or

     (c) if this rider is invoked, the next monthly Processing Date following your Written Request to terminate this rider.

This rider cannot be reinstated after it terminates.


                                 JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK


                                              /s/ James W. Gallagher
                                              ----------------------
                                                     President

06OLPR2                              Page 3                                   NY

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1. POLICY SPECIFICATIONS (CONTINUED) - POLICY 12 345 674
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                             SUPPLEMENTARY BENEFITS

                       BENEFIT    OVERLOAN PROTECTION RIDER

                [LIFE INSURED]    [JOHN J. DOE]

              MAXIMUM OVERLOAN    95%
            TRIGGER PERCENTAGE

                      OVERLOAN    THIS RATE IS USED TO DETERMINE THE ONE-TIME
        PROTECTION CHARGE RATE    CHARGE FOR THIS RIDER WHEN IT IS INVOKED. THE
                                  CHARGE IS EQUAL TO THE POLICY VALUE MULTIPLIED
                                  BY THE OVERLOAN PROTECTION CHARGE RATE FOR THE
                                  LIFE INSURED'S AGE ON THE DATE THE RIDER IS
                                  INVOKED. MAXIMUM OVERLOAN PROTECTION CHARGE
                                  RATES FOR ALL APPLICABLE AGES ARE SHOWN IN THE
                                  TABLE OF RATES, SECTION 2. FOR A SURVIVORSHIP
                                  POLICY AGE REFERS TO THE YOUNGER LIFE INSURED.


06OLPR2-S                           Page 3C

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2. TABLE OF RATES- POLICY 12 345 674
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B. TABLE OF MAXIMUM OVERLOAN PROTECTION CHARGE RATES


                      Maximum Overloan Protection
                              Charge Rate
            Age                    %
        -----------------------------------------
            75                   6.75%
            76                   6.53%
            77                   6.30%
            78                   6.08%
            79                   5.85%
            80                   5.63%
            81                   5.27%
            82                   4.91%
            83                   4.55%
            84                   4.19%
            85                   3.83%
            86                   3.42%
            87                   3.02%
            88                   2.61%
            89                   2.21%
            90                   1.80%
            91                   1.46%
            92                   1.11%
            93                   0.77%
            94                   0.42%
            95                   0.08%
            96                   0.08%
            97                   0.08%
            98                   0.08%
        [99 to 120]              0.08%


06OLPR2-MCR                          Page 4B